UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 12, 2004


                                    SBE, INC.
             (Exact name of Registrant as specified in its charter)


           DELAWARE                        0-8419                         94-1517641
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer Identification No.)
        incorporation)
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                          2305 CAMINO RAMON, SUITE 200
                               SAN RAMON, CA 94583
          (Address of principal executive offices, including zip code)

                                 (925) 355-2000
              (Registrant's telephone number, including area code)



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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

On October 12, 2004, William B. Heye, Jr., age 66, Chief Executive Officer and
President of SBE, Inc., notified the Board of Directors of SBE, Inc. of his intention to retire as President and Chief Executive Officer of SBE, Inc.
effective December 31, 2004. The Board of Directors of SBE, Inc. appointed
Daniel Grey, age 49, as President and Chief Executive Officer effective January
1, 2005. Mr. Heye will continue as a member of the Board of Directors until at least the remainder of his elected term, which continues into 2006. Grey and Heye will work together to ensure a smooth transition over the next couple of months. In addition to accepting Mr. Heye's retirement, the SBE, Inc. Board of Directors granted Mr. Heye a retirement bonus equal to one year's salary to be paid out in twelve equal installments in 2005.

A 25-year veteran of the networking and communications industry, Mr. Grey, 49, served as Director of Western Sales for SBE from 1989 to 1996. In 2001, Mr. Heye recruited Grey to return as Senior Vice President of Sales and Marketing. Along with his experience at SBE, Grey has achieved successful sales growth in senior level management positions with SBS Technologies (NASDAQ: SBSE), Performance
Technologies (NASDAQ: PTIX), Force Computers, and Mizar.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.     Description
-----------     -----------

99.1            Press release by SBE, Inc. dated October 14, 2004


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SBE, INC.


Date: October 14, 2004            /s/ David W. Brunton
                                  --------------------------------------------
                                  David W. Brunton
                                  Chief Financial Officer, Vice President,
                                  Finance and Secretary
                                  (Principal Financial and Accounting Officer)



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                                INDEX TO EXHIBITS


99.1            Press release by SBE, Inc. dated October 14, 2004